Exhibit 10.7

          Licensing Agreement (Global Interconnect Corporations, Inc.)

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                               LICENSING AGREEMENT

         THIS LICENSING AGREEMENT ( The "Agreement"), effective as of the 21st day of May, 1999, is between GLOBAL INTERCONNECT CORPORATION, INC. ( "Licensor") and AVALON-BORDEN COMPANIES, INC. ( "ABCO")

         WHEREAS, Licensor claims certain rights, interest in and to certain technology and technical know-how;

         WHEREAS, ABCO desires to obtain a license to use said technology.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the receipt and adequacy of which is hereby acknowledged, the parties hereto intending to be legally bound, agree as follows:

1.       DEFINITIONS

         As used herein, the term:

         (a) "License Period" shall mean the period beginning with the effective date of this Agreement and ending on the date that Licensor has any further rights to the Technology.

         (b) "Licensed Product" shall mean any software, hardware or other product or process that relies upon or uses any of the technology.

         (c) "License Product Improvements" shall mean all inventions, discoveries, techniques, systems, methods, processes, improvements, developments, enhancements and modifications, whether or not patentable, commercially useful or reducible to writing or practice, that ABCO may hereafter, either solely or jointly with the efforts of its officers, employees, agents or others, acquire, discover, invent, originate, make, develop, conceive or otherwise acquire rights to, in whole or in part.

         (d) "Patent Rights" shall mean any United States patent that may issue from United States patent application Serial Numbers listed in EXHIBIT "A" attached hereto and made a part of this Agreement, as well as any corresponding international patent applications, and the patent applications and resulting patents claiming priority from or based on the aforesaid United States patent application Serial Numbers, and all continuations, divisions, reissues, and extensions thereof known by Licensor or under which Licensor now has the right to grant licenses.

         (e) Technical Know-how" shall mean all pertinent and available technical Know-how for using the Technology, including technical drawings, software and source codes, data sheets, manuals, protocols and the like referred to on EXHIBIT "A".

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         (f) "Technology" shall mean the patent rights and Technical Know-How.

2.       LICENSE GRANT

         (a) Upon the terms, payments and conditions set forth herein, Licensor hereby grants to ABCO an irrevocable exclusive, worldwide, fully paid up and fully transferable license for the License Period to make, have made, use, develop, improve and sell the Technology and the Licensed Product Improvements wherever in the world and however ABCO chooses.

         (b) The license herein granted is transferable and assignable. ABCO may sub-license, convey, pledge, encumber or otherwise dispose of this agreement or any right, title or interest thereunder without the prior written consent of Licensor.

         (c) ABCO shall have the right but in no way be obligated to bring in its own name to enforce the Technology and the license hereunder, in which event licensor shall at the request of ABCO do any and all lawful acts to execute any and all proper documents required by ABCO in aid of such enforcement.

3.       ROYALTIES

         On execution of this agreement, ABCO has paid Licensor a royalty of Twenty Thousand and No/100 U.S .Dollars ($20,000 00) as a lump sum fee for the license granted herein.

4.       WARRANTY

         Licensor represents and warrants to ABCO that:

         (a) The Technology and Licensor's rights therein are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

         (b) Licensor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the Technology, free and clear of any liens, charges and encumbrances, including without limitation licenses, shop rights and covenants by Licensor not to sue third persons;

         (c) No dispute, right of setoff, counterclaim, or defenses exist with respect to Licensor's title to any part of the Technology;

         (d) It has the unrestricted right to license the Technology and to enter into this Agreement;

         (e) The Technology is free from any know defects and shall operate in accordance with the description of the Technology, functional and performance specifications and standards set forth in EXHIBIT "A".

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5.       COVENANTS

         (a) Licensor covenants and agrees:

             (i) from time to time promptly to execute and deliver to ABCO all such other assignments, certificates, supplemental documents, and financing statements. and do all other acts or things, as ABCO may reasonably request in order to more fully license the Technology to ABCO;

             (ii) promptly to notify ABCO of any claim , action or proceeding which could affect Licensor's title to or materially and adversely affect the value of the Technology, or any part thereof, or the effectiveness of the Technology, and, at the request of ABCO, appear in and defend, at Licensor's expense, any such action or proceeding;

             (iii) to do all things reasonably necessary or appropriate to enable ABCO to fully exercise its rights under this Agreement.

         (b) Licensor covenants and agrees that without the prior written consent of ABCO, Licensor will not:

             (i) license, sell, assign, lease or transfer any of the Technology; or

             (ii) create in favor of anyone, except ABCO, any other interest in any of the Technology, or in any part thereof, or otherwise encumber or permit the same to become subject to any lien, attachment, execution, sequestration, or other legal or equitable process; or

             (iii) Permit any part of the Technology to be subjected to any unpaid charge, including rent and taxes, or any subsequent interest of a third party, whether such interest is created voluntarily or involuntarily.

6.       INDEMNITY

         In the event that anyone commences an action challenging Licensor's right to license the Technology or commences an action claiming that the use of the Technology pursuant to this Agreement directly or contributorily infringes or violates any third party's rights, Licensor shall indemnify ABCO and hold it harmless from and against all damages, losses, expenses, and attorney's fees, arising out of any infringement or other action. After written notice from ABCO, Licensor shall, at its sole expense, defend any such actions with counsel satisfactory to ABCO.

7.       NOTICES

         (a) All notices, requests, demands and other communications under this Agreement or in connection therewith shall be given to be made upon the respective parties hereto as follows:

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                   To Licensor:     113 Apple Circle
                                    Crossville TN  38555
                                    Fax:  931-456-9821

                   To ABCO:         Avalon-Borden Companies Inc.
                                    Suite 200
                                    404 Avalon Avenue
                                    Muscle Shoals, AL  35661
                                    Fax:  256-381-4832

         (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be made in writing, and shall either be: (i) forwarded by reputable overnight courier (e.g., FedEx) marked and billed or prepaid for next business day delivery to the proper address listed above; or (ii) sent by facsimile to the number identified above. Notice made by overnight courier shall be deemed to have been given on the next business day after delivery to such courier as specified. Notice given via facsimile shall be deemed to have been given when confirmation is received from the sender's fax machine to the fax number specified in the preceding paragraph.

8.       MISCELLANEOUS

         (a) This Agreement shall be binding upon and inure to the benefit of Licensor and ABCO and their respective legal representatives, successors, heirs, and assigns.

         (b) This Agreement shall be deemed to be a contract made under the laws of the State of Alabama.

         (c) If any provision of this Agreement is determined to be illegal or invalid or in the event that any provision hereof would cause this Agreement to be deemed an "executory contract" with respect to the Licensor, then this Agreement shall be construed as if such provisions did not appear herein, and the remaining provisions of this Agreement will continue in full force and effect, it being specifically intended that neither the License Period nor this Agreement shall terminate as a result of the initiation of any bankruptcy or other debtor reorganization or liquidation proceedings by or against licensor ABCO.

         (d) This Agreement embodies all of the understandings and obligations between the parties with respect to the subject matter hereof, superseding all prior communications, both oral and written. No amendment, modification, extension or renewal of this Agreement shall be valid or binding upon the parties unless made in writing, signed on behalf of the parties by its proper officer thereunto duly authorized.

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         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives.


                                           GLOBAL INTERCONNECT CORPORATION,
                                           INC.


                                           By: /s/ H.G. "RUSTY" THORNHILL
                                               ---------------------------------
                                           Title:  Chairman
                                                 -------------------------------


                                           AVALON-BORDEN COMPANIES, INC.


                                           By: /s/ DAS A. BORDEN
                                               ---------------------------------
                                           Title:  CEO
                                                 -------------------------------

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                                   EXHIBIT "A"

         Any and all Technical Know-how, Patent Rights and Licensed Products relating in any way to digital cable ad-insertion, including but not limited to all technology, software and hardware known as or made a part of the OPTICERTER, OPTI-COR, OPTI-COMM, NCERTeR and CALPRo. This License expressly includes Patent # 5,535,229, and any and all applications, improvements or upgrades to the technology represented by patent # 5,535,229.